AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 4, 2013

REGISTRATION NO. 333-192367

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No.1 to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Bancorp, Inc.	Delaware	23-3016517
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Bancorp Bank	Delaware	20-2111361
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

409 Silverside Road
Wilmington, DE 19809
(302) 385-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Betsy Z. Cohen
Chief Executive Officer
The Bancorp, Inc.
409 Silverside Road
Wilmington, Delaware 19809
(302) 385-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
J. Baur Whittlesey, Esq.
Mark E. Rosenstein, Esq.
Ledgewood, P.C.
1900 Market Street, Suite 750
Philadelphia, PA 19103
(215) 731-9450

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes or securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer ☐	Accelerated Filer ☒

Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

Explanatory Note

This Amendment No. 1 to Form S-3 (the “Amendment”) is being filed to amend the Registration Statement on Form S-3 (File No. 333-192367) filed by The Bancorp, Inc. and The Bancorp Bank on November 15, 2013. The sole purpose of this Amendment is to file an amended version of the opinion of counsel filed as Exhibit 5.1 to the Registration Statement and to re-file the Exhibit Index in Item 16 of Part II. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II, the Exhibit Index, the signature pages and Exhibit 5.1 filed herewith.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	EXHIBITS

The Exhibits furnished as part of this registration statement on Form S-3 are identified in the Exhibit Index immediately following the signature pages of this registration statement. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on December 4, 2013.

THE BANCORP, INC.

By:	/s/ Betsy Z. Cohen
Betsy Z. Cohen
Chief Executive Officer
(principal executive officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 4, 2013.

*	Chief Executive Officer and Director (principal executive officer)
BETSY Z. COHEN

*	President, Chief Operating Officer and Director
FRANK M. MASTRANGELO

*	Chief Financial Officer (principal financial officer), Executive Vice President and Secretary
PAUL FRENKIEL

*	Chief Accounting Officer (principal accounting officer) and Senior Vice President
MARTIN F. EGAN

*	Chairman
DANIEL G. COHEN

*	Director
WALTER T. BEACH

*	Director
MICHAEL J. BRADLEY

*	Director
MATTHEW COHN

*	Director
WILLIAM H. LAMB

*	Director
JAMES J. MCENTEE III

*	Director
JOHN C. CHRYSTAL

*	Director
MEI-MEI TUAN

* /s/ Paul Frenkiel
   Paul Frenkiel
   For himself and as attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on December 4, 2013.

THE BANCORP BANK

By:	/s/ Betsy Z. Cohen
Betsy Z. Cohen
Chairman and Chief Executive Officer
(principal executive officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 4, 2013.

*	Chairman and Chief Executive Officer (principal executive officer)
BETSY Z. COHEN

*	President and Director
FRANK M. MASTRANGELO

*	Chief Financial Officer (principal financial and accounting officer)
PAUL FRENKIEL

*	Vice Chairman
DANIEL G. COHEN

*	Director
WALTER T. BEACH

*	Director
MICHAEL J. BRADLEY

*	Director
MATTHEW COHN

*	Director
WILLIAM H. LAMB

*	Director
JAMES J. MCENTEE III

* /s/ Paul Frenkiel
   Paul Frenkiel
   For himself and as attorney-in-fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
1.1	Form of Underwriting Agreement*

4.1	Specimen Common Stock Certificate(2)

4.2	Form of Senior Indenture (3)

4.3	Form of Subordinated Indenture (3)

4.4	Form of Debt Security*

4.5	Form of Warrant Agreement and Warrant Certificate *

4.6	Form of Certificate of Designation of preferred stock and Preferred Stock Certificate *

4.7	Form of Unit Agreement and Unit*

5.1	Opinion of Ledgewood as to the legality of the securities being registered

12.1	Computation of Ratio of Earnings to Fixed Charges ***

23.1	Consent of Ledgewood, P.C. (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP ***

24.1	Power of Attorney ***

25.1	Statement of Eligibility on Form T-1 of Trustee for senior debt securities**

25.2	Statement of Eligibility on Form T-1 of Trustee for subordinated debt securities**

*	To be filed by a post-effective amendment or a Form 8-K.
**	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.
***	Previously filed

(1)	Previously filed as an exhibit to the registrant’s registration statement on Form S-4 (File No. 333-117385) filed on July 15, 2004.

(2)	Previously filed as an exhibit to Amendment No. 1 of the registrant’s registration statement on Form S-4 (File No. 333-117385) filed on September 28, 2004.

(3)	Previously filed as an exhibit to the registrant's registration statement on Form S-3 (File No. 333-185226) filed on November 30, 2012.